UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2012

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report
Item 1.01. Entry into a Material Definitive Agreement.

On September 10, 2012, Vector Group Ltd. (the “Company”) entered into an office lease (the “Lease”) with Frost Real Estate Holdings, LLC (“FREH”), an entity affiliated with Dr. Phillip Frost. Dr. Frost is the beneficial owner of approximately 18.1% of the Company's issued and outstanding stock as reported in Dr. Frost's most recent amendment to Schedule 13D filed November 22, 2011. The Lease is for 12,390 square feet of space in an office building in Miami, Florida. The initial term of the Lease is five years, commencing the earlier of March 1, 2013 or the date the Company occupies the premises, with two optional five-year term extensions. The Lease provides for payments of $30,975 per month in the first year increasing to $35,202 per month in the fifth year, plus applicable sales tax. The rent is inclusive of operating expenses, property taxes and parking. A $220,000 tenant improvement allowance will be credited to the rent pro-rata over the initial five-year term. In connection with the execution of the Lease, the Company received the advice and opinion of a commercial real estate firm that the Lease terms were fair and that the Company received terms favorable in the market.
The foregoing description of the Lease above is summary in nature, and is subject to, and qualified in its entirety by, the text of the Lease, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

As disclosed herein the Company entered into the Lease with an entity affiliated with the Company's largest stockholder, Dr. Frost. The Company has determined that the rental rate set forth in the Lease is at a market rate for the space to be leased and, accordingly, that the Lease is as fair as would have been obtained from an unaffiliated third party. The Company's Audit Committee (the committee responsible for reviewing and approving all related party transactions) approved the Company entering into the Lease with FREH and granted an exception under the Company's Code of Business Conduct and Ethics in order to permit the Company to enter into such arrangement.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Office Lease, dated as of September 10, 2012, between Vector Group Ltd. and Frost Real Estate Holdings, LLC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date: September 14, 2012